UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 9, 2007
LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

457 Broadway, Lorain, Ohio	44052-1769

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Eugene M. Sofranko has informed the Board of Directors of LNB Bancorp, Inc. (the “Corporation”) that he has decided to retire as a director of the Corporation and therefore will be resigning as a director of the Corporation effective as of October 31, 2007. Mr. Sofranko will continue to serve as a director of the Corporation until the effective date of his resignation.
     Mr. Sofranko has served as a director of the Corporation since 1983. Mr. Sofranko has provided valuable service to the Corporation over this period, most recently as a member of the Audit and Finance Committee of the Board of Directors.
     The Board of Directors of the Corporation expresses its sincere appreciation for Mr. Sofranko’s years of service.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC. (Registrant)

Date: October 9, 2007	By:	/s/ Sharon L. Churchill

Sharon L. Churchill Chief Financial Officer